                                                                 EXHIBIT I

                              SCHEDULE 13D GROUP FILING AGREEMENT

               AGREEMENT by and among Somerset Drilling Associates, L.L.C., a Delaware limited liability company ("Somerset"), Somerset Capital Partners, a New York general partnership ("SCP") and the sole managing member of Somerset, Thomas H. O'Neill, Jr., an individual ("O'Neill"), Steven A. Webster, an individual ("Webster") and William R. Ziegler, an individual ("Ziegler"), whereby each of them agrees to jointly file a statement on Schedule 13D with the Securities and Exchange Commission (the "Commission"), pursuant to Section 13D of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the Commission thereunder, in connection with their ownership of certain securities (inclusive of shares of common stock and shadow warrants to purchase shares of common stock) of Grey Wolf Inc. (f/k/a DI Industries Inc.) (the "Company"), and any required amendments thereto, and that such Schedule 13D (inclusive of any amendments thereto) with respect to the beneficial ownership of shares of common stock of the Company, shall be deemed to be filed on behalf of each of them.

               IN WITNESS WHEREOF, each of the undersigned have executed this Agreement as of the 8th day of October, 1997.

                                SOMERSET DRILLING ASSOCIATES, L.L.C.

                                By: Somerset Capital Partners, Managing Member

                                By:/s/ WILLIAM R. ZIEGLER
                                ----------------------------------------------
                                Name:  William R. Ziegler
                                Title:    Partner

                                SOMERSET CAPITAL PARTNERS

                                By:/s/ WILLIAM R. ZIEGLER
                                -----------------------------------------------
                                Name:  William R. Ziegler
                                Title:    Partner

                                 /s/ THOMAS H. O'NEILL, JR.
                                -----------------------------------------------
                                Thomas H. O'Neill, Jr., Individually

                                /s/ STEVEN A. WEBSTER
                                -----------------------------------------------
                                Steven A. Webster, Individually

                                /s/ WILLIAM R. ZIEGLER
                                -----------------------------------------------
                                William R. Ziegler, Individually